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                                                                     Exhibit 4.2




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                         REGISTRATION RIGHTS AGREEMENT



                             Dated October 30, 1997



                                     among




                            CONTINUCARE CORPORATION

                                      and



                         LOEWENBAUM & CO. INCORPORATED,

                               as Placement Agent



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                         REGISTRATION RIGHTS AGREEMENT


                 THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 30, 1997 among CONTINUCARE CORPORATION, a Florida corporation (the "Company"), and LOEWENBAUM & CO. INCORPORATED, as placement agent (the "Placement Agent").

                 This Agreement is made pursuant to the Placement Agreement dated October 27, 1997 (the "Placement Agreement"), among the Company, as issuer of the 8% Convertible Subordinated Notes due 2002 (the "Notes") and the common stock, par value $.0001 per share, of the Company issuable upon conversion thereof (the "Common Stock"), the Placement Agent and each purchaser who is a signatory thereto (the "Purchasers"), which provides for among other things, the sale by the Company to the Purchasers of the Notes (together with the Common Stock, the "Securities"). In order to induce the Purchasers to enter into the Placement Agreement, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Placement Agreement.

                 In consideration of the foregoing, the parties hereto agree as follows:

                 1. Definitions. As used in this Agreement, the following initially capitalized terms shall have the following meanings:

         "Advice" shall have the meaning set forth in the last paragraph of
Section 3 hereof.

         "Business Day" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required to be closed.

         "Closing Time" shall mean the Closing Time as defined in the Placement Agreement.

         "Common Stock" shall have the meaning set forth in the preamble to this Agreement.

         "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

         "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

         "Effectiveness Period" shall have the meaning set forth in Section 2(a) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.





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         "Holder" shall mean any Purchaser, for so long as it owns any
Registrable Securities, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

         "Indenture" shall mean the Indenture relating to the Notes dated as of October 30, 1997 among the Company, as issuer, and American Stock Transfer & Trust Company, a New York corporation, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

         "Inspectors" shall have the meaning set forth in Section 3(m) hereof.

         "Issue Date" shall mean the date of the last Closing Time.

         "Liquidated Damages" shall have the meaning set forth in Section 2(d) hereof.

         "Majority Holders" shall mean the Holders of a majority in aggregate principal amount of the outstanding Registrable Securities (considering, for purposes of this definition, each share of Common Stock which is a Registrable Security as equivalent to the aggregate principal amount of Notes in respect of the conversion of which each such share was issued).

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

         "Placement Agent" shall have the meaning set forth in the preamble of this Agreement.

         "Placement Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Prospectus" shall mean the prospectus included in the Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Records" shall have the meaning set forth in Section 3(m) hereof.

         "Registrable Securities" shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) a Registration Statement with respect to such Security shall have been declared effective under the Securities Act and such Security shall have been disposed of pursuant to such Registration Statement, (ii) such Security shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (iii) such Security shall have ceased to be outstanding.





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         "Registration" shall mean a registration effected pursuant to Section
2(a) hereof.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel referred to in Section 2(b) hereof for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges and (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

         "Registration Statement" shall mean a "shelf" registration statement of the Company, on an appropriate form, pursuant to the provisions of Section 2(a) hereof which covers the resale of all of the Registrable Securities under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Rule 144(k) Period" shall mean the period of two years (or such shorter or longer period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Closing Time (as defined in the Placement Agreement).

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities" shall have the meaning set forth in the preamble to this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "TIA" shall have the meaning set forth in Section 3(k) hereof.





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                 2.       Registration Under the Securities Act.

                 (a) Shelf Registration. The Company shall, at its sole expense, (i) within 60 days after the Issue Date, file the Registration Statement providing for the resale by the Holders of all of the Registrable Securities, (ii) shall use its best efforts to cause the Registration Statement to be declared effective by the SEC under the Securities Act within 120 days after the Issue Date and (iii) use its reasonable best efforts to keep effective the Registration Statement until the earlier of the expiration of the Rule 144(k) Period or such time as all of the Registrable Securities have been sold thereunder or otherwise cease to be Registrable Securities (the "Effectiveness Period"). No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in the Registration pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a written request therefor, such information as the Company may (after conferring with counsel and counsel to the Placement Agent with regard to information relating to Holders that would be required by the SEC to be included in such Registration Statement or the Prospectus included therein) reasonably request for inclusion in the Registration Statement or the Prospectus included therein. Each Holder as to which the Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

                 The Company shall not permit any securities other than Registrable Securities to be included in the Registration Statement. The Company will provide to each Holder a reasonable number of copies of the Prospectus that is a part of the Registration Statement, notify each such Holder when the Registration has become effective and take all other actions as are reasonably requested to permit unrestricted resales of the Registrable Securities. The Company further agrees, if necessary, to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly.

                 Any Holder that sells Registrable Securities pursuant to the Registration Statement shall, if required by the staff of the SEC, be named as a selling security holder in the Prospectus, shall deliver a Prospectus to purchasers, shall be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and shall be bound by the provisions of this Registration Rights Agreement that are applicable to such holder (including certain indemnification rights and obligations).

                 The Holders of Registrable Securities covered by the Registration Statement who desire to do so may sell the securities covered by such Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be investment bankers of recognized national standing, including, but not limited to, Loewenbaum & Co. Incorporated, selected by the Majority





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Holders; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.

                 (b) Expenses. The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof and will reimburse the Holders for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holders, which firm shall be Skadden, Arps, Slate, Meagher & Flom LLP or any such other counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with the Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

                 (c) Effective Registration Statement. The Registration Statement referred to in Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, (i) if, after it has been declared effective, the offering of Registrable Securities pursuant to the Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court or (ii) upon the occurrence of any event which makes any statement in the Prospectus which is part of the Registration Statement untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading, such Registration Statement will be deemed not to have been effective during the period of such interference or occurrence, until (x) the offering of Registrable Securities pursuant to such Registration Statement may legally resume or (y) the Company has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Holders, as the case may be. If the Registration Statement is deemed not to have been effective for any period of time pursuant to this Section 2(c), the Effectiveness Period shall be extended by the number of days during the period from and including the date of the occurrence of an event described in the foregoing clause (i) or (ii), as the case may be, to and including the date of the occurrence of the event described in the foregoing clause (x) or (y), as the case may be.

                 The Company shall be deemed not to have used its reasonable best efforts to cause the Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in the Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period unless (i) such action is required by applicable law, including, but not limited to, reasonable periods necessary to prepare appropriate disclosure, or (ii) such action is taken by the Company in good faith and for business reasons, including, without limitation, the acquisition or divestiture of assets or the offering or sale of securities, so long as the Company promptly thereafter prepares a post-effective amendment to the Registration Statement or a supplement to the related prospectus so that, as thereafter





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delivered to purchasers of the Notes, the prospectus will not contain an untrue statement of a material fact necessary to make the statements therein not misleading.

                 (d) Liquidated Damages. In the event that (A) the Company fails to file the Registration Statement with the SEC on or prior to the 60th day after the Issue Date, (B) the Registration Statement is not declared effective by the SEC on or prior to the 120th day after the Issue Date or (C) a filed and effective Registration Statement ceases to be effective at any time during the Effectiveness Period, the Company shall pay liquidated damages (the "Liquidated Damages") to each holder of Registrable Securities as follows:

                 (i) if the Registration Statement is not filed with the SEC on or prior to the 60th day after the Issue Date, then commencing on the day after such required filing date, Liquidated Damages shall be payable in an amount equal to $.05 per week per $1,000 principal amount of Notes then outstanding and $.01 per week per share (subject to adjustment as described below) of Common Stock theretofore issued upon the conversion of the Notes; or

                 (ii) if the Registration Statement is not declared effective by the SEC on or prior to the 120th day after the Issue Date, commencing on the 121st day after the Issue Date, additional Liquidated Damages shall be payable in an amount equal to $.05 per week per $1,000 principal amount of Notes then outstanding and $.01 per week per share (subject to adjustment as described below) of Common Stock theretofore issued upon the conversion of the Notes; or

                 (iii) if the Registration Statement has been declared effective and such Registration Statement ceases to be effective at any time during the Effectiveness Period (other than after such time as all Notes then outstanding or Common Stock theretofore issued pursuant to the conversion thereof have been disposed of thereunder or otherwise cease to be Registrable Securities), then additional Liquidated Damages shall be payable in an amount equal to $.05 per week per $1,000 principal amount of Notes then outstanding and $.01 per week per share (subject to adjustment as described below) of Common Stock theretofore issued upon conversion of the Notes, commencing on the date such Registration Statement ceases to be effective;

provided, however, that the Liquidated Damages rate on the Notes then outstanding or Common Stock theretofore issued upon the conversion thereof may not exceed in the aggregate $.10 per week per $1,000 principal amount of Notes then outstanding and $.02 per week per share (subject to adjustment as described below) of Common Stock theretofore issued upon the conversion of the Notes; provided, further, however, that (1) upon the filing of the Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Registration Statement (in the case of clause (ii) above), or (3) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of clause (iii) above), the obligation to pay Liquidated Damages as a result of such clause, as the case may be, shall cease to accrue.





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                 Any amounts of Liquidated Damages due pursuant to clause (i),
(ii) or (iii) above shall be payable in cash on April 30 and October 31 of each year to the Holders of record on the first day of the month in which the relevant payment date falls.

                 In the event of any stock split, stock dividend, reverse stock split, reclassification, share exchange or similar transaction with respect to the Common Stock such that an adjustment to the amount of Liquidated Damages payable in respect of each share of Common Stock theretofore issued upon conversion of the Notes is appropriate as an equitable matter, then the Company, in consultation with each Purchaser, shall in good faith make such equitable adjustment to the amount of Liquidated Damages per share as it deems necessary or appropriate to achieve such equitable result.

                 (e) Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) hereof.

                 3. Registration Procedures. The Company shall use its reasonable best efforts to:

                 (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Section 2(a) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which (i) shall be available for the sale of the Registrable Securities by the selling Holders thereof, (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith and (iii) include a generic and broad plan of distribution which is reasonably satisfactory to the Majority Holders and their counsel; and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof; before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                 (b) subject to the provisions of Section 2(c) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period; and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities





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         Act, and comply with the provisions of the Securities Act, the
         Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders.

                 (c) (i) notify each Holder of Registrable Securities included in the Registration Statement, within a reasonable time prior to filing, that a Registration Statement with respect to the Registrable Securities is being filed and advise such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by such Holders; and (ii) furnish to each Holder of Registrable Securities included in the Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) subject to the provisions of this Agreement, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

                 (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Securities covered by the Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

                 (e) if requested, notify each Holder of Registrable Securities promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Registration Statement or Prospectus or for additional information,
         (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the initiation of any proceedings for that purpose, (iv) if any of the representations and warranties of the Company contained in any purchase or underwriting agreement cease to be true and correct in any material respects, and (v) of the happening of any event or the failure of





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         any event to occur or the discovery of any facts or otherwise, during the Effectiveness Period which makes any statement made in the Registration Statement or the related Prospectus untrue in any material respect or which causes the Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) when a post-effective amendment to the Registration Statement would be required;

                 (f) make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

                 (g) furnish to each Holder of Registrable Securities included within the coverage of the Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                 (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters may reasonably request within a reasonable period prior to the closing of any sale of Registrable Securities pursuant to the Registration Statement;

                 (i)  upon the occurrence of any circumstance contemplated by
         Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Registration Statement and the related Prospectus or any document incorporated therein by reference and/or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (j) cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Registrable Securities and effect such changes to the Indenture as may be required for it to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the trustee under the Indenture to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                 (k) if requested by the Majority Holders, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the





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         registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by Holders of Securities covered thereby:
         (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;
         (ii) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount or majority of shares, as the case may be, of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) use its reasonable best efforts to obtain customary "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing
         Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount or majority of shares, as the case may be, of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); provided, however, that the Company is not required to facilitate an underwritten public offering unless a request therefor shall have been made by the holders of a majority in the aggregate principal amount of the Registrable Securities being sold and, in any event, the Company is not required to effect more than two underwritten offerings. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

                 (l) make reasonably available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices





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         where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of such parties, by one counsel designated by the Majority Holders on behalf of such parties as described in Section 2(a) hereof. Records which the Company determines, in good faith, to be confidential and any records which it notifies the Inspectors are confidential shall be disclosed subject to the execution of confidentiality agreements that are reasonably satisfactory to the Company and shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made generally available to the public;

                 (m) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

                 (n) cooperate with each seller of Registrable Securities covered by the Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                 (o) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby;

                 (p) The Company may require each seller of Registrable Securities as to which a registration is being effected to furnish to the Company, as applicable, such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company may exclude from such registration the Regis-trable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense, as the case requires) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Registration Statement, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

                 4.       Indemnification and Contribution.

                 (a) In connection with the Registration Statement, the Company shall indemnify and hold harmless each Holder, each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the prior written consent of the Company; and

                 (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made (i) in reliance upon and in conformity with written information furnished in writing to the Company by such Purchasers, any Holder or any underwriter with respect to such Purchasers, any Holder or any underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) in a preliminary prospectus if a copy of the Prospectus (as then amended or supplemented) was not sent or given by or on behalf of such Holder or any underwriter, as the case may be, to the person asserting any such loss, liability, claim, damage or expense, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes, and the Prospectus (as then amended or supplemented) would have completely corrected such untrue statement or omission.

                 (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder with respect to such Holder expressly for use in the Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement.

                 (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of indemnification pursuant to Section 4(a) above, the indemnifying parties shall select counsel which shall be reasonably acceptable to the Placement Agent, and, in the case of indemnification pursuant to Section 4(b) above, the indemnifying parties shall select counsel which shall be reasonably acceptable to the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemni- fied party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

                 (d) Notwithstanding the last sentence of Section 4(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 4(a)(iii) above, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and
(y) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                 (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, any underwriter and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any underwriter and the Holders, as incurred; provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations referred to above. For purposes of this Section 4, each affiliate of a Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                 5. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

                 6.       Miscellaneous.

                 (a) Rule 144 and Rule 144A. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If it ceases to be so required to file such reports, the Company will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of their securities pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time,
(ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                 (b) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders; provided no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company and the Placement Agent, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Placement Agent to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Placement Agent, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Placement Agent and the Company.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to each Purchaser, the address set forth in the Placement Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Placement Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(d).

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Placement Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

                 (f) Third Party Beneficiary. The Placement Agent and each of the Purchasers shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVI-

SIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                 (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (k) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    CONTINUCARE CORPORATION


                                    By: /s/ CHARLES M. FERNANDEZ
                                        -----------------------------------
                                            Name:  CHARLES M. FERNANDEZ
                                            Title: Chief Executive Officer
                                                   and President




                                    By: /s/ SUSAN TARBE
                                        -----------------------------------
                                            Name:  SUSAN TARBE
                                            Title: Executive Vice President
                                                   and General Counsel




Confirmed and accepted as of
         the date first above
         written:

ON BEHALF OF THE PURCHASERS
By:  LOEWENBAUM & CO. INCORPORATED



By: /s/ Calvin L. Chrisman
    ------------------------------
         Name:  Calvin L. Chrisman
         Title: Managing Director